                                                                  EXECUTION COPY

                    TRANSACTION AND MONITORING FEE AGREEMENT

            This Transaction and Monitoring Fee Agreement is entered into as of August 13, 1999, among Republic Technologies International, LLC, a Delaware limited liability company (including its successors and assigns, the "Company"), Blackstone Management Partners L.P., a Delaware limited partnership ("BMP"), Veritas Capital Management, L.L.C., a Delaware limited liability company ("Veritas"), USX Corporation, a Delaware corporation ("USX"), Kobe Steel USA Holdings, Inc., a Delaware corporation ("Kobe Steel"), and Kobe Delaware, Inc., a Delaware corporation ("Kobe Delaware").

            WHEREAS, Bar Technologies Inc., to be renamed Republic Technologies International, Inc. ("BarTech"), RES Holding Corporation, Republic Engineered Steels, Inc., RTI Holdings, the Company, Blackstone Capital Partners II Merchant Banking Fund L.P., Blackstone Offshore Capital Partners II L.P., Blackstone Family Investment Partnership II L.P., The Veritas Capital Fund, L.P., HVR Holdings, L.L.C., USX, Kobe, USX Holdings, Kobe Holdings, USX RTI Holdings, Inc., Kobe RTI Holdings, Inc., Kobe Delaware Inc., Lorain Tubular Company, LLC and USS/Kobe Steel Company have entered into the Master Restructuring Agreement dated as of August 13, 1999 (the "Master Restructuring Agreement" and the transactions contemplated therein, the "Transactions"). Capitalized terms used and not defined herein shall have the meanings assigned to them in the Master Restructuring Agreement;

            WHEREAS, each of BMP, Veritas, USX and Kobe Steel has undertaken to facilitate the Transactions (in such capacity, the "Transaction Advisors"), through each of the Transaction Advisor's provision of the financial and structural analysis, due diligence investigations and negotiation assistance necessary for such transactions to be consummated;

            WHEREAS, BMP, Veritas, USX and Kobe Delaware, by and through themselves, their respective affiliates and their respective officers, employees and representatives, have expertise in the areas of finance, strategy, investment and acquisitions relating to the business of the Company, and the Company desires to avail itself, for the term of this Agreement, of the expertise of BMP, Veritas, USX and Kobe Delaware in the aforesaid areas and BMP, Veritas, USX and Kobe Delaware wish to provide the services to the Company as herein set forth (in such capacity, the "Monitoring Parties");

            NOW, THEREFORE, in consideration of the foregoing recitals and the covenants and conditions contained herein, the parties hereto agree as follows:
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                                    SECTION 1

                                 TRANSACTION FEE

            Section 1.1 Transaction Fee. In consideration of each of BMP, Veritas, USX and Kobe Steel undertaking the financial and structural analysis, due diligence investigations and negotiation assistance necessary in order to enable the Company to engage in the Transactions, the Company agrees to pay, immediately upon consummation of the Transactions, a transaction fee in the amount of (a) $2,100,000 to BMP, (b) $700,000 to Veritas, (c) $600,000 to USX
and (d) $600,000 to Kobe Steel.

            Section 1.2 Reimbursements. In addition to the fees payable pursuant to this Agreement, the Company, shall pay directly or reimburse each of the Transaction Advisors and its affiliates for the out-of-pocket costs and expenses incurred by such Transaction Advisor or its affiliates in connection with the Transactions.

                                    SECTION 2

                           MONITORING SERVICES AND FEE

            Section 2.1 Appointment. The Company hereby appoints each of the Monitoring Parties to render the advisory and consulting services described in
Section 2.2 hereof for the term of this Agreement.

            Section 2.2 Services. Each of the Monitoring Parties hereby agrees that during the term of this Agreement it shall render to the Company, by and through itself, its affiliates, and their respective officers, employees and representatives as each Monitoring Party in its sole discretion shall designate from time to time, advisory and consulting services in relation to the affairs of the Company and its subsidiaries, including, without limitation, (i) advice in designing financing structures and advice regarding relationships with the Company's and its subsidiaries' lenders and bankers; (ii) advice regarding the structure and timing of public offerings of debt and equity securities of the Company and its subsidiaries; (iii) advice regarding property dispositions or acquisitions; and (iv) such other advice directly related or ancillary to the above financial advisory services as may be reasonably requested by the Company (the "Monitoring Services"). It is expressly agreed that the Monitoring Services shall not include investment banking or other financial advisory services rendered by each Monitoring Party or its affiliates to the Company in connection with any specific acquisition, divestiture, refinancing or recapitalization by the Company or any of its subsidiaries. Each Monitoring Party may be entitled to receive additional compensation for providing services of the type specified in the preceding sentence by mutual agreement of the Company or such subsidiary and such Monitoring Party, subject to Section 2.2(b) and (c) of the Equityholders Agreement.

            Section 2.3 Monitoring Fees. (a) In consideration of the Monitoring Services, for the term of this Agreement, the Company and its successors, agree to pay an annual fee (the "Monitoring Fee") of $4.0 million per year to the Monitoring Parties, (i) $1.5 million of which shall be payable to BMP quarterly in advance on the first day of each quarter commencing
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on the Closing through the date (the "Blackstone Termination Date") on which affiliates of BMP hold beneficial ownership of less than 66-2/3% of the number of shares of Common Stock held by them as of the Closing, on a fully-diluted basis (whether such holdings are represented by shares of Common Stock or common stock of a successor or acquiring entity into which such shares are converted or exchanged) (the "Minimum Blackstone Ownership"), or such earlier date as the Company and BMP shall agree, (ii) $500,000 of which shall be payable to Veritas quarterly in advance on the first day of each quarter commencing on the Closing through the date (the AVeritas Termination Date") on which affiliates of Veritas hold beneficial ownership of less than 66 2/3% of the number of shares of Common Stock held by them as of the Closing, on a fully-diluted basis (whether such holdings are represented by shares of Common Stock or common stock of a successor or acquiring entity into which such shares are converted or exchanged) (the "Minimum Veritas Ownership"), or such earlier date as the Company and Veritas shall agree, (iii) $1.0 million of which shall be payable to USX quarterly in advance on the first day of each quarter commencing on the Closing through the date (the AUSX Termination Date") on which USX or affiliates of USX hold beneficial ownership of less than 66 2/3% of the number of shares of Common Stock (calculated as if the USX Exchange Event had occurred with respect to RTI Holdings Units held by USX) held by them as of the Closing, on a fully-diluted basis (whether such holdings are represented by shares of Common Stock or common stock of a successor or acquiring entity into which such shares are converted or exchanged) (the "Minimum USX Ownership"), or such earlier date as the Company and USX shall agree, and (iv) $1.0 million of which shall be payable to Kobe Delaware quarterly in advance on the first day of each quarter commencing on the Closing through the date (the "Kobe Termination Date") on which Kobe Delaware or affiliates of Kobe Delaware hold beneficial ownership of less than 66 2/3% of the number of shares of Common Stock (calculated as if the Kobe Exchange Event had occurred with respect to RTI Holdings Units held by Kobe) held by them as of the Closing, on a fully-diluted basis (whether such holdings are represented by shares of Common Stock or common stock of a successor or acquiring entity into which such shares are converted or exchanged) (the "Minimum Kobe Ownership"), or such earlier date as the Company and Kobe shall agree. With respect to any Monitoring Party, any Monitoring Fee for the first or last calendar year of this Agreement shall be prorated for the period of such year commencing on the Closing through the date of termination. Notwithstanding anything herein to the contrary, in no event shall the Monitoring Fee accrue and be payable to any of the Monitoring Parties beyond the sixth anniversary of the Closing Date, provided, this shall not affect the obligation of the Company to pay Monitoring Fees accrued through such sixth anniversary that remain unpaid.

            (b) In the event that any Monitoring Fees (other than those provided for in Section 2.3(a) hereof) are paid to BMP or Veritas or their respective affiliates, a Monitoring Fee equal to 50% of the combined Monitoring Fee paid to BMP and Veritas and their respective affiliates shall be paid to each of USX and Kobe Delaware; provided, however, that the foregoing shall not apply to the provision of financial advisory services by BMP or Veritas or their respective affiliates on terms that are no less favorable than those that could have been obtained in a comparable transaction on an arms length basis from a person unaffiliated with BMP or Veritas or any of their respective affiliates, if consented to by USX and Kobe in accordance with Section 2.2(b) or (c), as applicable, of the Equityholders Agreement.
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            (c) To the extent required by any debt financing of the Company or its subsidiaries, payment (but not accrual) of the Monitoring Fee shall be deferred until the earlier of (i) dissolution of the Company, and (ii) the date payment of such deferred Monitoring Fees is permitted under such debt financing. Any deferred and unpaid Monitoring Fees shall bear interest at a rate of ten percent (10%) per annum, compounded annually, from the date deferred until paid.

            Section 2.4 Reimbursements. In addition to the fees payable pursuant to this Agreement, for so long as a Monitoring Party is entitled to a Monitoring Fee hereunder, the Company shall pay directly or reimburse such Monitoring Party for its Out-of-Pocket Expenses (as defined below). Promptly following the Company's request therefor, a Monitoring Party will provide written back-up relating to any Out-of-Pocket Expenses to be paid or reimbursed by the Company pursuant to this Agreement. For the purposes of this Agreement, the term AOut-of-Pocket Expenses" shall mean the out-of-pocket costs and expenses incurred by a Monitoring Party or its affiliates in connection with the Monitoring Services, including, without limitation, (i) fees and disbursements of any independent professionals and organizations, including independent accountants, outside legal counsel or consultants, (ii) costs of any outside services or independent contractors such as financial printers, couriers, business publications, on-line financial services or similar services and (iii) transportation, per diem costs, word processing expenses or any similar expense not associated with its ordinary operations; provided, however, that no expenses of an affiliate of a Monitoring Party will be Out-of-Pocket Expenses for purposes of this Agreement unless agreed to in writing by the other Monitoring Parties. All reimbursements for Out-of-Pocket Expenses shall be made promptly upon or as soon as practicable after presentation by a Monitoring Party to the Company of a written statement thereof.

                                    SECTION 3

                                 INDEMNIFICATION

            Section 3.1 BMP Indemnification. The Company will indemnify and hold harmless BMP, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being a ABlackstone Indemnified Party") from and against any and all losses, claims, damages and liabilities, whether joint or several (the ALiabilities"), related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of BMP pursuant to, and the performance by BMP of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not a Blackstone Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Blackstone Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Blackstone Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Blackstone Indemnified Party is a party thereto. The Company
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                                                                               5


will not be liable under the foregoing indemnification provision with respect to any Blackstone Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of BMP. If a Blackstone Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of BMP.

            Section 3.2 Veritas Indemnification. The Company will indemnify and hold harmless Veritas, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being a "Veritas Indemnified Party") from and against any and all Liabilities, related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of Veritas pursuant to, and the performance by Veritas of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not a Veritas Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Veritas Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Veritas Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Veritas Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any Veritas Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Veritas. If a Veritas Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of Veritas.

            Section 3.3 USX Indemnification. The Company will indemnify and hold harmless USX, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being an "USX Indemnified Party") from and against any and all Liabilities, related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of USX pursuant to, and the performance by USX of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not a USX Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any USX Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the USX Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such USX Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any USX Indemnified
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                                                                               6


Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of USX. If a USX Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of USX.

            Section 3.4 Kobe Delaware Indemnification. The Company will indemnify and hold harmless Kobe Delaware, its affiliates and their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents and representatives (each such person being a "Kobe Indemnified Party") from and against any and all Liabilities, related to, arising out of or in connection with the advisory and consulting services contemplated by this Agreement or the engagement of Kobe Delaware pursuant to, and the performance by Kobe Delaware of the services contemplated by, this Agreement, whether or not pending or threatened, whether or not a Kobe Indemnified Party is a party, whether or not resulting in any liability and whether or not such action, claim, suit, investigation or proceeding is initiated or brought by the Company. The Company will reimburse any Kobe Indemnified Party for all reasonable costs and expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with investigating, preparing, pursuing, defending or assisting in the defense of any action, claim, suit, investigation or proceeding for which the Kobe Indemnified Party would be entitled to indemnification under the terms of the previous sentence, or any action or proceeding arising therefrom, whether or not such Kobe Indemnified Party is a party thereto. The Company will not be liable under the foregoing indemnification provision with respect to any Kobe Indemnified Party, to the extent that any loss, claim, damage, liability, cost or expense is determined by a court, in a final judgment from which no further appeal may be taken, to have resulted primarily from the gross negligence or willful misconduct of Kobe Delaware. If a Kobe Indemnified Party is reimbursed hereunder for any expenses, such reimbursement of expenses shall be refunded to the extent it is finally judicially determined that the Liabilities in question resulted primarily from the gross negligence or willful misconduct of Kobe Delaware.

                                    SECTION 4

                                TERM OF AGREEMENT

            Section 4.1 Term. This Agreement shall be effective as of the date hereof and shall continue until the later of the Blackstone Termination Date, the Veritas Termination Date, USX Termination Date or the Kobe Termination Date, provided that Sections 2.3(c) and 2.4 shall remain in effect with respect to Out-of-Pocket Expenses incurred prior to termination hereof. The provisions of Sections 3 and 5 and otherwise as the context so requires shall survive the termination of this Agreement.

                                    SECTION 5

                      ADDITIONAL AGREEMENTS OF THE COMPANY

            Section 5.1 Accuracy of Information. The Company shall furnish or cause to be furnished to each Monitoring Party such information as such Monitoring Party believes appropriate to its monitoring services hereunder and to the ownership by affiliates of such Monitoring Party of shares of BarTech (all such information so furnished being the "Information"). The Company recognizes and confirms that each of the Monitoring Parties (i) will use and rely primarily on the Information and on information available from generally recognized public sources in performing the services contemplated by this Agreement without having independently verified the same, (ii) does not assume responsibility for the accuracy or completeness of the Information and such other information and (iii) is entitled to rely upon the Information without independent verification.

            Section 5.2 Permissible Activities. Subject to applicable law and to any non-competition/non-solicitation provisions of the Master Restructuring Agreement, nothing herein shall in any way preclude any of BMP, Veritas, USX, Kobe Steel and Kobe Delaware, their respective affiliates or their respective partners (both general and limited), members (both managing and otherwise), officers, directors, employees, agents or representatives from engaging in any business activities or from performing services for its or their own account or for the account of others, including for companies that may be in competition with the business conducted by the Company.

                                    SECTION 6

                                  MISCELLANEOUS

            Section 6.1 Amendments; Waiver. No amendment or waiver of any provision of this Agreement, or consent to any departure by either party hereto from any such provision, shall be effective unless the same shall be in writing and signed by all of the parties hereto. Any amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The waiver by any party of any breach of this Agreement shall not operate as or be construed to be a waiver by such party of any subsequent breach.

            Section 6.2 Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or sent by telecopier, Federal Express, or other overnight courier, addressed as follows or to such other address of which the parties may have given notice:

If to BMP:              c/o The Blackstone Group L.P.
                        345 Park Avenue, 31st Floor
                        New York, New York 10154
                        Attention: David A. Stockman
                        Telecopy: (212) 754-8720

If to Veritas:          Veritas Capital Management, L.L.C.
                        660 Madison Avenue
                        New York, New York 10021
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                                                                               8


                        Attention: Robert B. McKeon
                        Telecopy: (212) 688-9411

If to USX:              USX Corporation
                        600 Grant Street
                        Pittsburgh, Pennsylvania 15219-4776
                        Attention:  A.E. Ferrara, Jr.
                        Telecopy: (412) 433-1176

If to Kobe:             Kobe Steel, Ltd.
                        10-26-Wakinohama 2-Chome
                        Chao-Ku, Kobe, Hyugo 651-0072
                        Attention: Shinsuke Asai
                        Telecopy: 011-81-78-261-5444

If to the Company:      Republic Technologies International, LLC
                        3770 Embassy Parkway
                        Akron, Ohio 44333-8367
                        Attention: Thomas N. Tyrrell
                        Telecopy: (330) 670-3020

Unless otherwise specified herein, such notices or other communications shall be deemed received (i) on the date delivered, if delivered personally or sent by telecopier, and (ii) one business day after being sent by Federal Express or other overnight courier.

            Section 6.3 Entire Agreement. This Agreement shall constitute the entire agreement between the parties with respect to the subject matter hereof, and shall supersede all other previous oral and written (and all contemporaneous oral) negotiations, commitments, agreements and understandings relating hereto.

            Section 6.4 Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

            Section 6.5 Assignments and Successors. This Agreement shall inure to the benefit of, and be binding upon, BMP, Veritas, USX, Kobe Steel, Kobe Delaware and the Company and their respective successors and assigns. The Provisions of Section 3 shall inure to the benefit of each Indemnified Party.

            Section 6.6 Counterparts. This Agreement may be executed by one or more parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

            Section 6.7 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
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            IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers or agents as of the date first above written.

                                        BLACKSTONE MANAGEMENT PARTNERS L.P.

                                        By: Blackstone Management Associates
                                            L.L.C., its general partner

                                        By: /s/ Robert L. Friedman
                                           -------------------------------------
                                           Name:  Robert L. Friedman
                                           Title: Member


                                        VERITAS CAPITAL MANAGEMENT, L.L.C.

                                        By:/s/ Robert B. McKeon
                                           -------------------------------------
                                           Name:  Robert B. McKeon
                                           Title: Member


                                        USX CORPORATION

                                        By: /s/ A.E. Ferrara, Jr.
                                           -------------------------------------
                                           Name:  A.E. Ferrara, Jr.
                                           Title: Vice President


                                        KOBE STEEL USA, INC.

                                        By: /s/ Susumu Okushima
                                           -------------------------------------
                                           Name: Susumu Okushima
                                           Title:

                                        KOBE DELAWARE, INC.

                                        By: /s/ Nobuyuki Kurosu
                                           -------------------------------------
                                           Name:  Nobuyuki Kurosu
                                           Title: Secretary


                                        REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC

                                        By: /s/ John B. George
                                           -------------------------------------
                                           Name:  John B. George
                                           Title: Vice President of Finance,
                                                  Treasurer and Secretary